EXHIBIT 10(B)

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

This Agreement is made as of March 28, 2000, at 9822 Glenoaks Blvd., Sun Valley, California 91352, among EssxSport Corporation, (ESSXSPORT), a Nevada corporation and PACIFIC MAT, INC. (Pacific Mat), a California corporation having its principal office at 9822 Glenoaks Blvd., Sun Valley, California 91352; Uli Gag, (Shareholder), residing at 13213 Wentworth St, Arleta, California 91331; and PACIFIC MAT are collectively referred to Agreement for the Purchase and Sale of Assets (Agreement) as Selling Parties.

ESSXSPORT shall purchase from PACIFIC MAT and PACIFIC MAT shall sell to ESSXSPORT, on the terms and subject to the conditions as set forth in this Agreement all the business and properties of PACIFIC MAT, set forth in the attached Schedule of Assets in exchange for shares of restricted stock in ESSXSPORT. It is the agreed by the Selling Parties and ESSXSPORT that this transaction be consummated, consistent with the proposed conditions as set forth in this Agreement as follows:

                           #1 TAX FREE REORGANIZATION

To the extent permissible under the applicable laws, PACIFIC MAT and ESSXSPORT intend to enter into an Agreement qualifying as a plan of reorganization under Internal Revenue Code section 368(a)(1)(C). In the event this Agreement does not qualify as a tax free reorganization under the applicable Internal Revenue Code sections, said non-qualification shall not void the Agreement.

                         #2. TO SELL AND TRANSFER ASSETS

Subject to the terms and conditions set forth in this Agreement, PACIFIC MAT will sell, convey, transfer, assign, and deliver to ESSXSPORT, and ESSXSPORT will purchase from PACIFIC MAT, the assets, properties, and business of PACIFIC MAT (all of which are sometimes collectively referred to as the Assets), including, the following:

     (1) All property and other rights listed as assets of PACIFIC MAT in the Schedule of Assets attached to this Agreement, other than property and rights specifically excluded;

     Schedule A consists of all assets of Pacific Mat, Inc. including but not limited to, furniture, equipment, patterns, drawings, all other supplies, materials, work in process, finished goods, equipment, machinery, fixtures, claims and rights under leases, contracts, notes, evidences of indebtedness, purchase and sales orders, title to assets, customer lists, employment contracts, employee benefit plans, insurance policies relating to the conduct of the business, copyrights, service marks, trademarks, trade names, trade secrets, patents, patent applications, licenses, and royalty rights.

     NOTE: Schedule A does not include Pacific Mat Inc. Logo

                       #3 ACCURACY OF FINANCIAL STATEMENTS

The terms set forth in this Agreement are based on the parties' assumption that PACIFIC MAT's Schedule of Accounts Payable and Receivable, balance sheet as of April 15, 2000, and its profit and loss statement for the 12 month period then ended have been prepared in accordance with generally accepted accounting principles consistently applied and that the balance sheet fairly represents PACIFIC MAT's financial condition at that time and the results of its operations for that period.

                           #4 CONSIDERATION AT CLOSING

As full payment for the transfer of the Assets to ESSXSPORT, ESSXSPORT shall deliver as soon after the Closing is concluded, 50,000 shares of ESSXSPORT's common stock,__[having a par value of $_ _$.050_ _ per share,]__ which must be issued as follows: _ Pacific Mat, Inc _. ESSXSPORT and PACIFIC MAT intend the stock to be characterized as Section 144 restricted shares under the provisions of the applicable Internal Revenue Code.

                             #5 ACCOUNTS RECEIVABLE

Selling Parties will deliver to ESSXSPORT on the closing date a schedule of all accounts receivable and their amounts, together with a correct and complete aging of these accounts, and a schedule of all inventories of raw materials, work in process, finished goods, and supplies of PACIFIC MAT and Subsidiary, and the cost of each of these items, as of the last business day before the closing date.

              #6 ASSIGNMENT OF ACCOUNTS RECEIVABLE PRIOR TO CLOSING

Prior to the Closing, Pacific Mat shall present and assign to EssxSport an accurate and verifiable Schedule of Accounts Receivable. Pacific Mat will authorize and approve the factoring of said Schedule of Accounts Receivable presented and assigned to EssxSport. Directly from the funds received from the factored Schedule of Accounts Receivable, EssxSport shall, on behalf of Pacific Mat pay vendors as designated and listed on a Schedule of Vendors and Accounts Payable. Both the Schedule of Accounts Receivable and the Schedule of Vendors and Accounts Payable are attached hereto and by this reference incorporated herein.

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                               #8 FACILITIES LEASE

PACIFIC MAT until the Closing, shall continue to lease the manufacturing building located at 9822 Glenoaks Blvd., Sun Valley, CA 91352 in its name, and shall be responsible for the payment of the lease, until June 30, 2000. ESSXSPORT shall reimburse PACIFIC MAT for the facility lease payments for May and June 2000.

                                #9 PURCHASE PRICE

The purchase price of the Assets will be as follows: _ $13,000.00 for equipment and furniture, $12,000.00 for patterns and designs. Each of the parties must report this transaction for federal tax purposes in accordance with this allocation of the purchase price.

                             #10 SHAREHOLDER PAYMENT

In addition to the foregoing payment for the Assets, the parties acknowledge that Shareholder is also entitled to the payment of $10,000 for the Shareholder's execution of a non-competition covenant, a copy of which is attached hereto and made a copy hereof. This Agreement initiates a $5,000.00 payment at signing, and a $5,000.00 payment within 6 months.

                            #11. EXCISE AND USE TAXES

PACIFIC MAT will pay all sales and use taxes arising from the transfer of the Assets and will pay its portion, prorated as of the closing date, of state and local real and personal property taxes of the business. ESSXSPORT will not be responsible for any business, workmen's compensation, employee benefit expenses, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the closing date.

                       #12. WARRANTIES OF SELLING PARTIES

Selling Parties, jointly and severally, warrant that: PACIFIC MAT is a corporation duly organized, validly existing, and in good standing under the laws of California and has all necessary corporate powers, right, title and interest to sell and/or transfer its properties and operate its business as now owned and operated by it; that its operations do not infringe on any trademark, service mark, trademark registration or application, trade name, copyright, patent, or patent application belonging to any other party. Neither the ownership of its properties nor the nature of its business requires PACIFIC MAT to be qualified in any jurisdiction other than the state of its incorporation.

                              #13. CONFIDENTIALITY

ESSXSPORT and PACIFIC MAT will keep in strict confidence any confidential or proprietary matters (except publicly available or freely usable material as otherwise obtained from another source) respecting either party.

                                 #14. PUBLICITY

Neither party will issue any public announcement about the transaction without the approval of the other party, except as required by law (it being noted that the parties have mutually approved a public announcement to be issued simultaneously with this Agreement).

                             #15. FEES AND EXPENSES

Each party will pay the legal and other fees and expenses incurred by it with respect to the transaction, whether or not closing occurs

                               #16. BROKER'S FEES

At the Closing, there are no other brokerage or finder's fees payable by the parties to this Agreement.

                     #17 NO NEGOTIATIONS WITH OTHER PARTIES

PACIFIC MAT represents that it is not negotiating with any other party for the sale of its business and has not entered into any understanding about a sale, whether binding or not, and, unless its negotiations with EssxSport terminate earlier, it will not negotiate for the sale of or offer to sell its business to any other party without ESSXSPORT's consent for ninety (90) days.

                                  #18 EXPENSES

Each party will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this agreement and in closing and carrying out the transactions contemplated in this agreement.

                             #19 EFFECT OF HEADINGS

The subject  headings of the paragraphs and  subparagraphs of this agreement are
included  for  convenience   only  and  will  not  affect  the  construction  or
interpretation of any of its provisions.

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                                 #20. WORD USAGE

     Unless the context clearly requires otherwise:

     1. Plural and singular numbers will each be considered to include the other;

     2. The masculine, feminine, and neuter genders will each be considered to include the others;

     3.   "Shall," "will," "must," "agree," and "covenants" are each mandatory;

     4.   "May" is permissive;

     5.   "Or" is not exclusive;

                              #21. ENTIRE AGREEMENT

This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this agreement will be considered, or will constitute, a waiver of any other provision, and no waiver will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

                                #22. COUNTERPARTS

This agreement may be executed simultaneously in one or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

                             #23 PARTIES IN INTEREST

Nothing in this agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this agreement on any persons other than the parties to it and their respective successors and assigns; nothing in this agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this agreement; and no provision will give any third persons any right of subrogation or action against any party to this agreement.

                                 #24. ASSIGNMENT

This agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns, provided that Buyer may not assign any of its rights under this agreement except to a wholly owned subsidiary corporation of Buyer. No such assignment by Buyer to its wholly owned subsidiary will relieve Buyer of any of its obligations or duties under this agreement.

                            #25 SPECIFIC PERFORMANCE

Each party's obligation under this agreement is unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Despite any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this agreement, if the purchase and sale contemplated by it will be consummated at the Closing, each of the parties waives any rights that they may have to rescind this agreement or the transaction consummated by it provided that this waiver will not affect any other rights or remedies available to the parties under this agreement or under the law.

                             #26 LITIGATION EXPENSES

If any legal action, arbitration, or other proceeding is brought for the enforcement of this agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

                                 #27 TERMINATION

Subject to the provisions of paragraph 33 relating to the postponement of the closing date, any party may on the closing date terminate this agreement, without liability to any other:

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     (1) If any bona fide action or proceeding  is pending  against any party on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the performance of this agreement or if any agency of the federal or any state government has objected at or before the closing date to this acquisition or to any other action required by or in connection with this agreement.

     2) If the legality and sufficiency of all steps taken and to be taken by the parties and their shareholders in carrying out this agreement have not been approved by counsel as required by this agreement; or

                       #28 DEFAULTS PERMITTING TERMINATION

If either Buyer or Selling Parties materially default in the due and timely performance of any of their warranties, covenants, or agreements under this agreement, the nondefaulting party or parties may on the closing date give notice of termination of this agreement, in the manner provided in paragraph 27.

The notice will specify with particularity the default or defaults on which the notice is based. The termination will be effective seven days after the closing date, unless the specified default or defaults have been cured on or before this effective date for termination.

                                 #29 WARRANTIES

The warranties made by the parties to this agreement, and their respective obligations to be performed under its terms at or before the closing date, will expire with, and be terminated and extinguished by, the Closing, and consummation of the closing will be conclusive evidence that each party is fully satisfied with the facts constituting the basis of the warranties of the other parties and with the performance of their obligations. This paragraph will not affect any obligation of any party under this agreement that is permitted to be performed, in whole or in part, after the Closing.

                               #30. SURVIVABILITY

All representations, warranties, covenants, and agreements of the parties will survive the closing, except that the warranties made in this agreement by Selling Parties regarding the following matters will terminate two years after the closing date, and they will have no liability to Buyer for any breaches or defaults on these matters, unless Buyer makes a claim for the breach or default within this two year period:

This limitation period for the survival of the above-specified warranties of Selling Parties will not apply to any fraudulent breach, representation, or warranty, or to any breach or inaccuracy in any representation or warranty known to Selling Parties on or before the closing date.

                                  #31. NOTICES

All notices, requests, demands, and other communications under this agreement must be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Essxsport Corp.
3625 Conflans Road.
Irving, TX 75061

Ulrich Gag
13213 Wentworth Street
Arleta, CA 91331

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

                               #32. GOVERNING LAW

This agreement will be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

                                  #33. CLOSING

The transfer of assets by PACIFIC MAT to ESSXSPORT shall take place from time to time prior to the Closing, with the final transfer of assets taking place at the offices of PACIFIC MAT on May 15, 2000 at 10:00am,or at such other time and place the parties may in writing prior to the Closing date.

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                                  #34 ENTIRETY

If any provision of this agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this agreement be construed to remain fully valid, enforceable, and binding on the parties.

SIGNATURES:                             DATE: MARCH 28, 2000

EssxSport Corporation

By /s/ Bruce Caldwell
Bruce Caldwell, President

By /s/ Wayne Farrar
Wayne Farrar, CFO

The foregoing Agreement is confirmed:

PACIFIC MAT

By /s/ Ulrich Gag
Uli Gag, President

By /s/ Ulrich Gag
Uli Gag, Shareholder

                          DOCUMENTS TO BE INCORPORATED:

                               SCHEDULE OF ASSETS

                         LETTER OF ACCEPTANCE OF ASSETS

                     NON-COMPETITION AGREEMENT WITH ULI GAG

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